For period ending February 29, 2004		Exhibit 77.Q.1

File number 811-6292



UBS INVESTMENT TRUST
MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3
         UBS Investment Trust (Fund) hereby adopts this
Multiple Class Plan pursuant to Rule 18f-3 under the
Investment Company Act of 1940, as amended (1940 Act),
on behalf of its current series (each referred to hereinafter as a Series) for which the board of trustees (Board)
has established Class A, Class B, Class C and/or Class Y
shares and any series for which the Board in the future
establishes Class A, Class B, Class C and/or Class Y shares.
A.	GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED.
Class A, Class B, Class C and Class Y shares have the general characteristics described below. Each class of shares is described in greater detail in the Funds Registration
Statement.  The term Registration Statement shall mean the
currently effective Registration Statement of the Fund, and
any supplements thereto, under the Securities Act of 1933,
as amended, and the 1940 Act, as such Registration Statement may be amended or supplemented from time to time.  The
description below sets out the maximum initial sales charges, contingent deferred sales charges (CDSCs), 12b-1 service fees and 12b-1 distribution fees for each class of shares.  These charges and fees may be lower for types of Series or individual Series, as described in the Registration Statement. Initial sales charges and CDSCs will be waived or reduced for the types of investors or under the circumstances described in the
Registration Statement.
         1.	Class A Shares.  Class A shares are sold to
the general public subject to an initial sales charge.  The
maximum initial sales charge is 5.5% of the public offering price.
         Class A shares are subject to a service fee at the
annual rate of up to 0.25% of their average daily net assets, paid pursuant to a plan of distribution adopted in accordance with Rule 12b-1 under the 1940 Act.
         Class A shares held less than one year are subject to a
CDSC upon redemption if the Class A shares were purchased without an initial sales charge due to an initial sales charge waiver for large purchases. The maximum Class A CDSC is equal to 1% of the lower of: 1. the net asset value of the shares at the time of purchase or 2. the net asset value of the shares at the time of redemption.  Class A shares held one year or more or acquired through reinvestment of dividends or capital gains distributions are not subject to the CDSC.
         2.	Class B Shares.    Class B shares consist of
Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 shares and Sub-Class
B-4 shares. Class B shares are sold to the general public subject to a CDSC, but without imposition of an initial sales charge. Individual Sub-Classes may be subject to eligibility standards, as described in the Registration Statement of individual Series. All Class B shares are subject to a service fee at the annual rate of up to 0.25% of their average daily net assets and a distribution fee at the annual rate of up to 0.75% of their average daily net assets. These service and distribution fees are paid pursuant to a plan of distribution adopted in accordance with Rule 12b-1 under the 1940 Act.
        Sub-Class B-1 Shares.  The maximum CDSC for Sub-Class
B-1 shares is equal to 5% of the lower of A. the net asset value of the shares at the time of purchase or B. the net asset value of the shares at the time of redemption. Sub-Class B-1 shares held for the time specified in the Registration Statement (usually six years or longer) and Sub-Class B-1 shares acquired through reinvestment of dividends or capital gains distributions are not subject to the CDSC. Sub-Class B-1 shares of a Series convert to Class A shares of the same Series approximately six years after issuance at their relative net asset values.
        Sub-Class B-2 Shares. The maximum CDSC for Sub-Class B-2 shares is equal to 3% of the lower of A. the net asset value of the shares at the time of purchase or B.the net asset value of the shares at the time of redemption. Sub-Class B-2 shares held for the time specified in the Registration Statement (usually four years or longer) and Sub-Class B-2 shares acquired through reinvestment of dividends or capital gains distributions are not subject to the CDSC. Sub-Class B-2 shares of a Series convert to Class A shares of the same Series approximately four years after issuance at their relative net asset values.
        Sub-Class B-3 Shares. The maximum CDSC for Sub-Class B-3 shares is equal to 3% of the lower of A. the net asset value of the shares at the time of purchase or B. the net asset value of the shares at the time of redemption. Sub-Class B-3 shares held for the time specified in the Registration Statement (usually three years or longer) and Sub-Class B-3 shares acquired through reinvestment of dividends or capital gains distributions are not subject to the CDSC. Sub-Class B-3 shares of a Series convert to Class A shares of the same Series approximately three years after issuance at their relative net asset values.
        Sub-Class B-4 Shares. The maximum CDSC for Sub-Class B-4 is equal to 2% of the lower of A. the net asset value of the shares at the time of purchase or B. the net asset value of the shares at the time of redemption. Sub-Class B-4 shares held for the time specified in the Registration Statement (usually two years or longer) and Sub-Class B-4 shares acquired through reinvestment of dividends or capital gains distributions are not subject to the CDSC. Sub-Class B-4 shares of a Series convert to Class A shares of the same Series approximately two years after issuance at their relative net assets.

         3.	Class C Shares.  Class C shares are sold to the general
public without imposition of an initial sales charge but Class C shares held less than one year are subject to a CDSC upon redemption. The maximum CDSC for Class C shares is equal to 1% of the lower of A.
the net asset value of the shares at the time of purchase or B. the net asset value of the shares at the time of redemption.  Class C shares held for one year or more or acquired through reinvestment of dividends or capital gains distributions are not subject to the CDSC.
         Class C shares are subject to a service fee at the annual rate of up to 0.25% of their average daily net assets and a distribution fee at the annual rate of up to 0.75% of their average daily net assets. These service and distribution fees are paid pursuant to a plan of distribution adopted in accordance with Rule 12b-1 under the 1940 Act.
         4.	Class Y Shares.   Class Y shares are sold without
imposition of an initial sales charge or CDSC and are not subject to any service or distribution fees. Class Y shares are available for purchase only by the types of investors described in the Registration Statement.
B.	EXPENSE ALLOCATIONS OF EACH CLASS:
         Certain expenses of a Series may be attributable to a particular class of its shares (Class Expenses). Class Expenses are charged directly to the net assets of that class and, thus, are borne on a pro rata basis by the outstanding shares of that class.
         In addition to the distribution and service fees described above, each class may also pay a different amount of the following other expenses:
(1)	printing and postage expenses related to preparing and
distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders of a specific class;
(2)	Blue Sky fees incurred by a specific class of shares;
(3)	SEC registration fees incurred by a specific class of shares;
(4)	expenses of administrative personnel and services required to support the shareholders of a specific class of shares;
(5)	Board members fees incurred as a result of issues relating to a specific class of shares;
(6)	litigation expenses or other legal expenses relating to a
specific class of shares; and
(7)	transfer agent fees identified as being attributable to a
specific class.
C.	EXCHANGE PRIVILEGES:
         Class A, Class B and Class C shares of a Series may be exchanged for the corresponding class or sub-class of shares of other participating UBS funds, PACE Select mutual funds or other funds for which UBS Global AM serves as principal underwriter (Family Funds) or may be acquired through an exchange of shares of the corresponding class of those funds.  Class Y shares are not exchangeable.  Shares of one class may be exchanged for shares of another class of the same Series under the circumstances described in the Registration Statement.
         These exchange privileges may be modified or terminated by a Series, and exchanges may only be made into Family Funds that are legally registered for sale in the investor's state of residence.
D.	CLASS DESIGNATION:
         Subject to approval by the Board, a Series may alter the nomenclature for the designations of one or more of its classes of shares.
E.	ADDITIONAL INFORMATION:
         This Multiple Class Plan is qualified by and subject to
the terms of the Funds Registration Statement; provided, however, that none of the terms set forth in the Registration Statement shall be inconsistent with the terms of the classes contained in this Plan. The Registration Statement contains additional information about the classes and each Series multiple class structure.
F.	DATE OF EFFECTIVENESS:
         This Multiple Class Plan is effective as of the date hereof, provided that this Plan shall not become effective with respect to any Series unless such action has first been approved by the vote of a majority of the Board and by vote of a majority of those Board members who are not interested persons of the Fund.

				September 10, 2003